UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.     )

Filed by Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

AMERICAN BILTRITE INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:

	2)	Form, Schedule or Registration Statement No.:

	3)	Filing Party:

	4)	Date Filed:

AMERICAN BILTRITE INC.

57 River Street
Wellesley Hills, Massachusetts 02481

__________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
MAY 12, 2009

__________________

To the Stockholders of American Biltrite Inc.:

Notice is hereby given that the Annual Meeting of the Stockholders of American Biltrite Inc., (the “Company”) will be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York on Tuesday May 12, 2009 at 8:30 A.M., local time, for the following purposes:

1.	To elect three directors who will hold office until the Annual Meeting of Stockholders in 2012 and until their successors are duly elected and qualified.

2.	To transact any other business that may properly come before the meeting or any adjournment thereof.

The close of business on March 13, 2009 has been fixed as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 is available online at www.ambilt.info. A printed Annual Report and/or proxy statement may be obtained, without charge, by sending a written request with your name and mailing address to: American Biltrite Inc., 57 River Street, Suite 302 Wellesley Hills, MA 02481, Attention Henry W. Winkleman, by calling the Company at 877-237-6655 or by email with your name and mailing address to proxy@ambilt.com. The Company will promptly deliver an Annual Report and/or proxy statement upon receipt of such request.

It is desirable that the stock of the Company should be represented as fully as possible at the Annual Meeting. Please sign, date and return the accompanying proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you should attend the Annual Meeting, you may vote in person, if you wish, whether or not you have sent in your proxy, and your vote at the meeting will revoke any prior proxy you may have submitted.

Securities and Exchange Commission rules allow the Company to furnish proxy materials to its stockholders on the internet. You can now access proxy materials at www.ambilt.com.

By Order of the Board of Directors
AMERICAN BILTRITE INC.

Henry W. Winkleman
Secretary

Wellesley Hills, Massachusetts
April 2, 2009

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE READ THE PROXY STATEMENT AND COMPLETE A PROXY FOR YOUR SHARES AS SOON AS POSSIBLE. IF YOUR SHARES ARE HELD IN THE NAME OF A BROKER, BANK OR NOMINEE, YOU SHOULD PROVIDE INSTRUCTIONS TO YOUR BROKER, BANK OR NOMINEE ON HOW TO VOTE YOUR SHARES. IF YOU ATTEND THE MEETING AND VOTE IN PERSON, THAT VOTE WILL REVOKE ANY PROXY YOU PREVIOUSLY SUBMITTED. IF YOU HOLD SHARES IN THE NAME OF A BROKER, BANK OR NOMINEE, YOU MUST PROVIDE A LEGAL PROXY FROM THAT INSTITUTION IN ORDER TO VOTE YOUR SHARES AT THE MEETING. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by and on behalf of the Board of Directors (the “Board”) of American Biltrite Inc. (the “Company” or “ABI”) of proxies to be used in voting at the Annual Meeting of Stockholders (the “Meeting”) to be held on May 12, 2009 at the offices of Skadden Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York at 8:30 A.M., local time, and at any adjournments thereof. The principal executive offices of the Company are located at 57 River Street, Wellesley Hills, Massachusetts 02481. The cost of the solicitation will be paid by the Company. It is expected that the solicitation of proxies will be by the Company by mail only, but may also be made by overnight delivery service, facsimile, personal interview, e-mail or telephone by directors, officers or employees of the Company. The Company will request banks and brokers holding stock in their names or custody, or in the names of nominees for others, to forward copies of the proxy material to those persons for whom they hold such stock and, upon request, will reimburse such banks and brokers for their out-of-pocket expenses incurred in connection therewith. This proxy statement and the accompanying proxy card, together with the Company’s annual report to stockholders for the year ended December 31, 2008 are first being made available, and a Notice Regarding the Availability of Proxy Materials, or the Notice of Internet Availability, is first being mailed, to stockholders on or about April 2, 2009. The Company currently plans to mail the proxy card to the registered stockholders on April 13, 2009.

Proxies in the accompanying form, properly executed, duly returned to the Company and not validly revoked, will be voted at the Meeting (including adjournments) in accordance with your instructions, or if no instruction is given in the proxy as to how to vote the shares with respect to one or more proposals, the shares will be voted FOR any proposal as to which you have given no instructions how to vote. If your shares are held in “street name” through a broker, bank or other nominee, you should provide your broker, bank or nominee instructions on how to vote those shares on a proposal if you wish to direct how those shares will be voted on that proposal. To ensure that your broker, bank or nominee receives your instructions, you should promptly complete, sign and send to your broker, bank or nominee in the envelope enclosed with this proxy statement the voting instruction form which is also enclosed.

Any stockholder giving a proxy retains the power to revoke it at any time prior to the exercise of the powers conferred thereby by submitting a later dated proxy, by written notice of revocation delivered to the Secretary of the Company before the Meeting, or by voting the shares subject to such proxy in person at the Meeting. If you hold your shares through a broker, bank or other nominee, you will need to contact them to revoke any proxy granted by them with respect to your shares. Attendance at the Meeting in person will not be deemed to revoke a proxy unless the stockholder votes the shares which are subject to the proxy in person at the Meeting. Stockholders of record may vote their shares by returning the proxy card, or by attending the Meeting and voting in person. Votes provided by mail must be received by 11:59 p.m. eastern daylight time on May 11, 2009. If you plan to attend the Meeting and wish to vote in person, the Company will give you a ballot at the Meeting; however, if your shares are held in the name of your broker, bank or other nominee, you must obtain from your broker, bank or other nominee and bring to the Meeting a “legal proxy” authorizing you to vote your “street name” shares held at the close of business on March 13, 2009.

On March 13, 2009, there were issued and outstanding 3,441,551 shares of the Company’s Common Stock, par value $.01 per share (the “Common Stock”). Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof, and those entitled to vote will have one vote for each share held.

A quorum for the consideration of election of directors or any question at the Meeting will consist of a majority in interest of all stock issued and outstanding and entitled to vote upon that question. A plurality of the shares represented and voting at the Meeting at which a quorum is present is required to elect directors. On all other matters, a majority of the votes properly cast upon the question at the Meeting is required to decide the question.

Shares represented by proxies marked “WITHHELD” with regard to the election of directors will be counted for purposes of determining whether there is a quorum at the Meeting, but will not be voted in the election of directors, and therefore, will have no effect on the determination of the outcome of the votes for the election of directors.

A “broker non-vote” occurs with respect to shares as to a proposal when a broker, bank or intermediary who holds shares of record in its name is not permitted to vote on that proposal without instruction from the beneficial owner of the shares and no instruction is given. A broker bank or intermediary holding your shares in its name will be permitted to vote such shares with respect to the proposal to elect two directors to be voted on at the Meeting without instruction from you.

The Company’s website address is included in this proxy statement as a textual reference only, and the information in the website is not incorporated by reference into this proxy statement.

NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of the Company’s proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company’s stockholders will receive a Notice of Internet Availability, which will be mailed on or about April 13, 2009.

By the date of mailing of the Notice of Internet Availability through the conclusion of the Meeting, stockholders will be able to access all of the proxy materials on the internet www.ambilt.info. The proxy materials will be available free of charge. The Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in the proxy materials (including the Company’s annual report to stockholders) over the internet or through other methods specified at the website designated in the Notice of Internet Availability.

DELIVERY OF PROXY MATERIAL AND ANNUAL REPORTS TO HOUSEHOLDS

The Securities and Exchange Commission has implemented a rule permitting companies and brokers, banks or other intermediaries to deliver a single copy of an annual report, proxy statement and notice of internet availability of those documents to households at which two or more beneficial owners reside. This method of delivery, which eliminates duplicate mailings, is referred to as “householding.” Beneficial owners sharing an address who have been previously notified by their broker, bank or other intermediary and have consented to householding, either affirmatively or implicitly by not objecting to householding, will receive only one copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, this proxy statement and Notice of Internet Availability.

If you hold your shares in your own name as a holder of record, householding will not apply to your shares.

Beneficial owners who reside at a shared address at which a single copy of the Company’s annual report for the year ended December 31, 2008, this proxy statement and Notice of Internet Availability is delivered may obtain a separate annual report for the year ended December 31, 2008, proxy statement and/or Notice of Internet Availability without charge by sending a written request to: American Biltrite Inc., 57 River Street, Wellesley Hills, Massachusetts 02481, attention Henry W. Winkleman, or by calling the company at 877-237-6655. The Company will promptly deliver an annual report for the year ended December 31, 2008, proxy statement and/or Notice of Internet Availability upon request. Beneficial owners who reside at a shared address and who wish to receive separate copies in the future of the Company’s annual reports, proxy statements and notices of internet availability may direct such requests to the same address and telephone number provided above.

Not all brokers, banks or other intermediaries may offer the opportunity to permit beneficial owners to participate in householding. If you want to participate in householding and eliminate duplicate mailings in the future, you must contact your broker, bank or other intermediary directly. Alternatively, if you want to revoke your consent to householding and receive separate annual reports and proxy statements, you must contact your broker, bank or other intermediary to revoke your consent to householding.

PROPOSAL 1

ELECTION OF DIRECTORS

The Board is divided into three classes. The term for each class is three years with the term for one class expiring at successive Annual Meetings of Stockholders. Stockholders are being asked to elect three Class I directors at the Meeting. The Board currently consists of 11 directors, with three directors in Class I and four directors in each of Class II and Class III. Mr. Gilbert K. Gailius, one of the Class I directors, is not standing for election at the Meeting, and following the election and qualification of his successor, he will no longer serve as a director of the Company.

The Board has nominated Mr. Leo R. Breitman, who is currently serving as a Class II director, for election as Class I director by the stockholders at the Meeting for the directorship which Mr. Gailius currently holds. In connection with his nomination for election as a Class I director, Mr. Breitman will resign as a Class II director, effective immediately prior to the Meeting.

Following the Meeting, the Board currently intends to reduce the size of the Board from 11 to 10 members. If the Board reduces the Board size from 11 to 10 members, it would eliminate the Class II directorship that is currently held by Mr. Breitman.

Under the Company’s certificate of incorporation and bylaws, each Class of the Board must consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board. Following the Meeting, if Mr. Breitman is elected as a Class I director and the Board reduces the size of the Board from 11 to 10 members and eliminates the Class II directorship currently held by Mr. Breitman, there would be three, three and four directors in Classes I, II and III, respectively, which would comply with the Board class apportionment requirements under the Company’s certificate of incorporation and bylaws.

The accompanying proxy will be voted for the election of the nominees named in Class I below unless otherwise instructed. The term of those Class I directors elected at the Meeting will expire at the Annual Meeting of Stockholders held in 2012 upon the election and qualification of their successors. Should any person named below be unable or unwilling to serve as a director, persons named as proxies intend to vote for such other person as management may recommend. Each nominee is currently a director of the Company.

The following table sets forth the name, age and principal occupation of each of the nominees for election as director and each current director, by class, who is expected to continue to serve as a director following the Meeting, together with a statement as to the period during which he or she has served as a director of the Company. As noted above, Mr. Gilbert K. Gailius, a current Class I director, is not standing for election at the Meeting and will cease to be a director of the Company upon the election and qualification of his successor. Accordingly, Mr. Gailius is not included in the following table.

Name (Age)	Business Experience and Other Directorships	Expiration of Present Term
Nominee Directors
CLASS I

Richard G. Marcus (61)	President and Chief Operating Officer of the Company. Director of the Company since 1982. Vice Chairman of the Board of Directors of Congoleum Corporation, a majority-owned subsidiary of the Company (“Congoleum”), since 1994.	2009

Frederick H. Joseph (72)	Managing Director, Morgan Joseph & Co., investment banking firm since 2001. Director of the Company since 1997. Director of Watsco Inc.	2009

Leo R. Breitman (68)*	Former Chairman and CEO, Fleet Bank – Massachusetts. Director of the Company since 2004.	2009

Incumbent Directors
CLASS II

John C. Garrels III (69)	Former Director, Global Banking, The First National Bank of Boston, a national banking association. Director of the Company since 1977.	2010

James S. Marcus (79)	Former General Partner, Goldman, Sachs & Co., investment bankers. Director of the Company since 1971.	2010

Roger S. Marcus (63)	Chairman of the Board and Chief Executive Officer of the Company. Director of the Company since 1981. Chairman of the Board of Directors and Chief Executive Officer of Congoleum since 1993.	2010

CLASS III

Mark N. Kaplan, Esq. (79)	Of Counsel, Skadden, Arps, Slate, Meagher & Flom LLP, law firm. Director of the Company since 1982. Director of: Autobytel Inc.; Volt Information Sciences, Inc.; and Congoleum.	2011

Natalie S. Marcus (92)	Investor. Director of the Company since 1992.	2011

William M. Marcus (71)	Executive Vice President and Treasurer of the Company. Director of the Company since 1966. Director of Aqua Bounty Technologies, Inc. and Congoleum.	2011

Kenneth I. Watchmaker (66)	Former Executive Vice President and Chief Financial Officer of Reebok International Ltd. as of 2006. Director of the Company since 1995. Director of Global Partners L.P.	2011

Note: Natalie S. Marcus is the mother of Roger S. Marcus and Richard G. Marcus and the aunt of William M. Marcus. James S. Marcus is not related to Natalie, Roger, Richard or William Marcus.

* As noted above, Mr. Breitman currently serves as a Class II director and will resign as a Class II director effective as of immediately prior to the Meeting. The Board has nominated Mr. Breitman for election as a Class I director by the stockholders at the Meeting.

Individuals who together beneficially own approximately 55.8% of the outstanding Common Stock as of March 13, 2009 have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-5 thereunder. In light of the existence of this “group,” the Company is a “controlled company,” as that term is defined in Section 801 of the NYSE Amex US Company Guide. As a result of the Company’s status as a “controlled company,” it may avail itself of exceptions to the NYSE Amex US’s corporate governance standards that generally require a company whose stock is listed for trading on the NYSE Amex US to have a majority of its board of directors consist of independent directors, to have director nominations selected or recommended for the board’s selection by either a nominating committee comprised solely of independent directors or by a majority of the independent directors and to have officer compensation determined or recommended to the board for determination either by a compensation committee comprised of independent directors or by a majority of the independent directors. Pursuant to the NYSE Amex US’s independence standards, the Company’s Board of Directors has determined that the following seven of its eleven directors are independent: Leo R. Breitman, Gilbert K. Gailius, John C. Garrels III, Frederick H. Joseph, Mark N. Kaplan, James S. Marcus, and Kenneth I. Watchmaker. In determining Mr. Kaplan’s independence, the Company’s Board of Directors considered Mr. Kaplan’s Of Counsel status with the law firm Skadden, Arps, Slate, Meagher & Flom LLP, which firm the Company retained for a variety of legal matters in 2008 and 2009 and proposes to retain during the remainder of 2009. As noted elsewhere in this proxy statement, Mr. Gailius is currently a Class I director and is not standing for election at the Meeting and will cease to serve as a director upon the election and qualification of his successor. In addition, following the Meeting, the Board currently intends to reduce its size from 11 to 10 members, and assuming Mr. Leo Breitman is elected as a Class I director at the Meeting, six of the 10 directors of the Company would be independent pursuant to the Board’s prior determination of director independence.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR.

EXECUTIVE OFFICERS

The following table sets forth certain information relating to the executive officers of the Company.

Executive Officer (Age)	Position	Executive Officer Since(1)
Roger S. Marcus (63)	Chief Executive Officer of the Company. Chief Executive Officer of Congoleum since 1993.	1981
Richard G. Marcus (61)	President and Chief Operating Officer of the Company. Vice Chairman of Congoleum since 1994.	1982
William M. Marcus (71)	Executive Vice President and Treasurer of the Company.	1966
Howard N. Feist III (52)	Vice President-Finance and Chief Financial Officer of the Company. Chief Financial Officer and Secretary of Congoleum since 1988.	2000
J. Dennis Burns (68)	Vice President and General Manager, Tape Products Division.	1985
Roch Leblanc (52)	Vice President and General Manager, American Biltrite (Canada) Ltd.	2008
Henry W. Winkleman (64)	Vice President, Corporate Counsel, and Secretary of the Company.	1989

(1)
All of the Company’s executive officers have held their current positions for more than five years, except for Roch Leblanc. Prior to being named an executive officer in 2008, Mr. Leblanc was President and CEO of Advanced Fiber Technologies from 2002-2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying text and footnotes, sets forth, as of March 13, 2009 (unless otherwise indicated), (a) the holdings of Common Stock of each director of the Company and of each person nominated for election as a director of the Company at the Meeting, (b) the holdings of Common Stock of each person named in the Summary Compensation Table that appears later in this proxy statement and of all executive officers and directors of the Company as a group and (c) the names, addresses and holdings of Common Stock of each person who, to the Company’s knowledge, beneficially owns 5% or more of the Common Stock. The information set forth in the footnotes to the following table with respect to Congoleum stock is as of March 13, 2009.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent of Common Stock
Directors and Executive Officers
Natalie S. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	907,855(3)(4)	26.9%
Richard G. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	525,216(3)(5)	15.0
Roger S. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	510,615(3)(6)	14.6
William M. Marcus c/o American Biltrite Inc. 57 River Street Wellesley Hills, MA 02481	353,734(3)(7)	10.1
Mark N. Kaplan	7,000(8)	*
Gilbert K. Gailius	15,500(9)	*
John C. Garrels III	6,300(9)	*
Kenneth I. Watchmaker	5,500(9)	*
James S. Marcus	5,700(9)	*
Frederick H. Joseph	5,500(10)	*
Leo R. Breitman	3,000(9)	*
All directors and executive officers as a group (15 persons)	2,107,724(11)	57.0

5% Beneficial Owners, other than persons listed above
Larry Callahan Ashmont Drive St. Louis, MO 63132	346,700(12)	10.1

Dimensional Fund Advisors, LP Palisades West Building One 6300 Bee Cave Road Austin, Texas 78746	221,080(13)	6.4

______________
*	Represents beneficial ownership of less than 1% of Common Stock outstanding.

(1)	Addresses are given only for beneficial owners of more than 5% of the Common Stock outstanding.

(2)	Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power.

(3)
As of the date shown, these shares were among the 2,018,820 shares, or approximately 55.8%, of the outstanding Common Stock beneficially owned by the following persons, who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company and the voting of their shares of Common Stock in a manner consistent with each other, and who therefore may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder: Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and Cynthia S. Marcus (c/o American Biltrite Inc., 57 River Street, Wellesley Hills, MA 02481).  The Company owns 4,395,605 shares of the Class B Common Stock of Congoleum and 151,100 shares of the Class A Common Stock of Congoleum.  These shares on a combined basis represent approximately 69.4% of the voting power of the outstanding capital stock of Congoleum.  Each of the named individuals may be deemed a beneficial owner of these Congoleum shares.

(4)
Natalie S. Marcus has sole voting and investment power over 754,355 shares.  Mrs. Marcus is also a co-trustee with Richard G. Marcus and Roger S. Marcus over 144,000 shares and trustee of a charitable trust, which holds 4,000 shares.  Mrs. Marcus also has the right to acquire 5,500 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(5)
Richard G. Marcus has sole voting and investment power over 321,216 shares.  Mr. Marcus is also a co-trustee with Natalie S. Marcus and Roger S. Marcus over 144,000 shares.  Mr. Marcus also has the right to acquire 60,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.  Richard G. Marcus’s wife, Beth A. Marcus, owns 14,329 shares, which shares Mr. Marcus disclaims beneficial ownership. Mr. Marcus also has the right to acquire 200,000 shares of Class A common stock of Congoleum, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(6)
Roger S. Marcus has sole voting and investment power over 306,615 shares.  Mr. Marcus is also a co-trustee with Natalie S. Marcus and Richard G. Marcus over 144,000 shares.  Mr. Marcus also has the right to acquire 60,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.  Mr. Marcus also has the right to acquire 200,000 shares of Class A common stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(7)
William M. Marcus has sole voting and investment power over 305,734 shares.  Mr. Marcus also has the right to acquire 48,000 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.  William M. Marcus’s wife, Cynthia S. Marcus, owns 9,400 shares, which shares Mr. Marcus disclaims beneficial ownership.  Mr. Marcus also has the right to acquire 5,000 shares of common stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(8)
Mark N. Kaplan has sole voting and investment power over 2,000 shares.  Mark N. Kaplan has the right to acquire 5,500, shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.  Mr. Kaplan also owns 16,000 shares of Class A Common Stock of Congoleum, and has the right to acquire 5,500 shares of Class A Common Stock of Congoleum which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(9)
Messrs. John C. Garrels III, James S. Marcus and Gilbert K. Gailius have sole voting and investment power over 800, 200 and 12,000 shares respectively. Messrs. John C. Garrels III, James S. Marcus and Kenneth I. Watchmaker each have the right to acquire 5,500 shares, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.  Mr. Gilbert K. Gailius has the right to acquire 3,500 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement. Mr. Leo R. Breitman has the right to acquire 3,000 shares which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(10)
Frederick H. Joseph has the right to acquire 5,500 shares which are issuable upon exercise of options exercisable within 60 days of this proxy statement.  Mr. Joseph also owns 8,000 shares of Class A Common Stock of Congoleum, which shares represent less than 1% of the voting power of the outstanding capital stock of Congoleum.

(11)
All directors and executive officers as a group may be considered beneficial owners of 600,600 shares of Class A Common Stock of Congoleum and 4,395,605 shares of Class B Common Stock of Congoleum, which combined as a group, represent 70.6% of the voting power of the outstanding capital stock of Congoleum.

(12)	As of December 30, 2008 and based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 6, 2009.

(13)
As of December 31, 2008 and based on information contained in a Schedule 13G/A filed with the Securities and Exchange Commission on February 9, 2009.  According to that Schedule 13G/A, Dimensional Fund Advisors LP (“Dimensional”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively, the “Funds”).  In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares held by the Funds.  According to the Schedule 13G/A, all securities reported in that Schedule 13G/A are owned by the Funds and Dimensional disclaims beneficial ownership of such securities.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and beneficial owners of more than 10% of the Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock.  Based solely upon a review of Forms 3, 4, and 5 furnished to the Company during or in respect of the fiscal year ended December 31, 2008, the Company is not aware of any director or officer of the Company or any beneficial owner of more than 10% of Common Stock who has not timely filed reports required by Section 16(a) of the Exchange Act during or in respect of such fiscal year, except to the extent Mr. Larry Callahan, whose beneficial ownership of Common Stock is listed in the beneficial ownership table provided earlier in this proxy statement, may be required to file reports pursuant to Section 16(a).

DIRECTOR COMPENSATION AND COMMITTEES

During 2008, the Board held seven meetings.  Each director who was not an officer and employee of the Company received an annual director’s fee of $15,000 and an attendance fee of $2,000 for each of the four regular Board meetings attended, and each member of the Audit Committee received $3,000 for each Audit Committee meeting attended during 2008.  The directors do not receive a fee for telephonic meetings.  In 2008, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of the Board on which each director serves, except James S. Marcus.

Directors may elect to defer the receipt of all or a part of the director fees payable to them by the Company.  Amounts so deferred earn interest, compounded quarterly, at a rate equal to the prime rate quoted by Bank of America, Boston at the end of each quarter.

Directors are also eligible to have their contributions to qualified charitable organizations matched by the Company in an aggregate amount up to $5,000 per director per year.

Pursuant to the Company’s 1999 Stock Option Plan for Non-Employee Directors, on July 1, 2008, each  director of the Company was granted an option to purchase 500 shares of Common Stock, which options then became fully exercisable on January 1, 2009 in accordance with the terms of that plan.

In 2008, Mark N. Kaplan also served as a director of Congoleum and as a member of Congoleum’s Compensation Committee.  In that capacity, Mr. Kaplan received an annual director’s fee of $15,000 and an attendance fee of $2,000 for each of the four regular meetings of the Board of Directors of Congoleum that he attended in 2008.  In addition, Congoleum directors are eligible to have their contributions to qualified charitable organizations matched by Congoleum in an aggregate amount up to $5,000 per director per year. In 2008, pursuant to Congoleum’s 1999 Stock Option Plan for Non-Employee Directors, Mr. Kaplan was granted an option to purchase 500 shares of Congoleum Class A common stock, which option then became fully exercisable on January 1, 2009 in accordance with the terms of that plan.

The Board periodically evaluates the appropriate level and form of compensation for board and committee service by non-employee directors and adopts changes to the level and form of compensation for the provision of these services when appropriate.  Historically, the Company has not retained compensation consultants (and did not do so in 2008) to help the directors determine the amount and form of director and committee member compensation.

The Company has a standing Compensation Committee consisting of three members, each of whom is an independent director as determined under the NYSE Amex US listing standards.  The Compensation Committee met five times during 2008.  The members of the Compensation Committee are Messrs. Mark N. Kaplan (Chairman), John C. Garrels III, and Kenneth I. Watchmaker.  The Compensation Committee is responsible for the review and establishment of executive compensation, including base salaries, bonuses and criteria for their award, personnel policies, particularly as they relate to fringe benefits, savings and investment plans, pension and retirement plans, and other benefits.

In certain instances, the Compensation Committee may delegate limited authority to the President of the Company to determine the compensation for certain officers of the Company who are not named executive officers.  Historically, the Compensation Committee has not retained compensation consultants (and did not do so in 2008) to help it determine the amount and form of executive compensation. The Compensation Committee does not have a charter.

The Company has a standing Audit Committee composed of independent directors as determined under NYSE Amex US’s listing standards and the applicable rules of the Securities and Exchange Commission. The members of the Audit Committee are Messrs. Kenneth I. Watchmaker (Chairman), John C. Garrels III, and James S. Marcus.  Information regarding the functions performed by the Audit Committee, and the number of meetings held during 2008, is set forth in the Audit Committee Report included in this proxy statement. The Board of Directors has determined that the Company has at least one audit committee financial expert serving on its Audit Committee as determined under the applicable rules of the Securities and Exchange Commission.

The Audit Committee financial expert is Kenneth I. Watchmaker who is an independent director as defined in NYSE Amex US’s listing standards.  A copy of the Charter of the Audit Committee of the Board of Directors of American Biltrite Inc. as amended and restated by the Board of Directors on March 13, 2008 is available on the Company’s website at www.ambilt.com.

The Company does not have a standing nominating committee or formal procedure for nomination of directors. The Board of Directors believes that this is appropriate in light of the Company’s ownership structure, which includes individuals who together beneficially own approximately 55.8% of the outstanding Common Stock as of March 13, 2009 and who have identified themselves as persons who have in the past taken, and may in the future  take, actions which direct or may cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other.  Accordingly, these individuals may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.  In light of the existence of this “group,” the Company is a “controlled company,” as that term is defined in Section 801 of the NYSE Amex US Company Guide.  As a result of the Company’s status as a “controlled company” it may avail itself of an exception to the NYSE Amex US rule that generally requires a company whose stock is listed for trading on the NYSE Amex US to have director nominations selected or recommended for the board’s selection by either a nominating committee comprised of independent directors or by a majority of the independent directors.  All members of the Board of Directors participate in the consideration of director nominees. The Board does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes that such a policy is not necessary because the directors have access to a sufficient number of excellent candidates from which to select a nominee when a vacancy occurs on the Board and because the Board includes the controlling stockholders of the Company.  Individual directors will generally recommend candidates to the controlling stockholders and, if acceptable, will submit that person’s name for consideration by the Board.  The Board generally seeks candidates with a broad business background and who may also have a specific expertise in such areas as law, accounting, banking, or investment banking.

All members of the Board of Directors are encouraged, but not required, to attend the Company’s annual meeting of stockholders.  All members of the Board of Directors attended the annual meeting of stockholders held in 2008 except James S. Marcus.

AUDIT COMMITTEE REPORT

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 with management and the independent auditors, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with  the Audit  Committee under generally accepted auditing standards.  In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T, has received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits.  The Audit Committee met quarterly with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee held four meetings during fiscal year 2008.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the Company’s 2008 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.  The Audit Committee has also appointed Ernst & Young LLP as the Company’s independent auditors for 2009.

AUDIT COMMITTEE

Kenneth I. Watchmaker, Chairman
John C. Garrels III
James S. Marcus

COMPENSATION COMMITTEE

Each year, the Compensation Committee conducts a review of the Company’s executive compensation. This review includes consideration of the relationship between an executive’s current compensation and his/her current duties and responsibilities, and inflationary trends. The annual compensation review permits an ongoing evaluation of the relationships among the size and scope of the Company’s operations, the Company’s performance and its executive compensation. The Compensation Committee also considers the legal and tax effects (including the effects of Section 162(m) of the Internal Revenue Code of 1986, as amended) of the Company’s executive compensation program in order to provide favorable legal and tax consequences for the Company

The Compensation Committee’s process also includes a review of the performance of each of the named executive officers and certain other executive officers for each fiscal year, the results of which are taken into account in establishing salary and bonus levels. The most significant corporate performance measure for bonus payments is earnings of the Company as a whole and then the relevant divisions or subsidiaries, where appropriate.  There were no bonus awards in 2007 or 2008.  In reviewing the individual performance of the named executive officers and certain other executive officers (other than the Chief Executive Officer), the Compensation Committee takes into account the views of Roger S. Marcus, the Chief Executive Officer.  In addition, the Compensation Committee takes into account the full compensation package afforded by the Company (including its subsidiaries) to the individual named executive officer and certain other executive officers.  The Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of pension or retirement benefits in a way that furthers the compensation objectives discussed above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mark N. Kaplan, John C. Garrels III, and Kenneth I. Watchmaker are the members of the Compensation Committee of the Board during 2008, none of whom is or was at any time during 2008 or at any previous time an officer or employee of the Company.  Mark N. Kaplan is presently Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP, a law firm.  During 2008, the Company retained Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters.  The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2009 and proposes to retain the firm during the remainder of 2009. Mr. Kaplan is also a director of Congoleum and serves on the Compensation Committee of Congoleum.

EXECTUTIVE COMPENSATION

The following table sets forth information concerning the compensation earned by or paid to the Chairman of the Board and Chief Executive Officer and the Company’s two other most highly compensated executive officers for services rendered to the Company and its subsidiaries in all capacities during 2008 (the “Named Executive Officers” or “NEOs”).  The table also identifies the principal capacity in which each of the Named Executive Officers served the Company at the end of 2008.

Summary Compensation Table

Changes in
Pension
Value and
Nonqualified
Deferred
				Option	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Earnings	Compensation	Total
Position	Year	($)	($)	($)(5)	($)(6)	($)(4)	($)

Roger S. Marcus(1) Chairman of the Board and Chief Executive Officer	2008 2007	$647,000 625,000	— —	$26,128 __	$158,873 61,922	$53,460(2) 61,522	$885,461 748,444
Richard G. Marcus(1) President and Chief Operating Officer	2008 2007	647,000 625,000	— —	26,128 —	134,406 58,111	102,764(3) 102,068	910,298 785,179
William M. Marcus(1) Executive Vice President and Treasurer	2008 2007	518,000 500,000	— —	20,918 —	77,324 (2,100)	101,052 106,547	717,294 604,447

(1)	Roger S. Marcus, Richard G. Marcus and William M. Marcus do not receive any separately stated compensation for their services as directors of the Company.
(2)	As an officer of Congoleum, Roger S. Marcus also received “Other Compensation” from Congoleum in the amount of $17,343 and $16,305 in 2008 and 2007 respectively, which is included in the amount shown.
(3)
Included in Richard G. Marcus’ All Other Compensation is $28,992 in 2008 and 2007 of imputed interest related to a loan associated with split-dollar life insurance policies. The split-dollar life insurance agreements remain in effect but the Company is no longer paying premiums under those agreements.

(4)
Includes Company contributions of $3,450 in 2008 and $3,375 in 2007, under the Company’s 401(k) Savings and Investment Plan, on behalf of each individual listed as well as Company paid group term life insurance premiums, imputed interest on the split-dollar life insurance policies, life insurance premiums, personal tax preparation fees, personal use of Company automobiles, country club and club dues, executive medical reimbursement payments, matching gifts from the Company and Congoleum, and spousal travel. No item of All Other Compensation which is a perquisite or personal benefit exceeds the greater of $25,000 or ten percent of the total perquisites for any of the Named Executive Officers other than as reported above.

(5)
These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“FAS 123R”).

(6)	None of the Named Executive Officers received Non-Qualified Deferred Compensation Earnings in 2007 or 2008.

Pursuant to the terms of a personal services agreement between the Company and Congoleum, Mr. Roger Marcus serves as the Chairman, President and Chief Executive Officer of Congoleum and, pursuant to that agreement, devotes substantially all of his time to his duties in those capacities during normal working hours. The agreement specifically permits Mr. Roger Marcus to remain as a director and chief executive officer of the Company. The agreement also provides that Mr. Richard Marcus serve as Vice Chairman of Congoleum. The agreement further provides that in exchange for the services of Messrs. Roger and Richard Marcus, Congoleum shall pay the Company annually: (i) a personal services fee of $500,000 (which shall be reduced to $300,000 in the event of termination of Mr. Richard Marcus or reduced to $200,000 in the event of termination of Mr. Roger Marcus) payable in equal monthly installments and subject to annual increases; (ii) an annual incentive fee, subject to Congoleum’s attainment of certain business and financial goals, as determined by a majority of Congoleum’s disinterested directors and which may not exceed $500,000; and (iii) reimbursement for authorized business expenses. For the year ended December 31, 2008, Congoleum paid $722,000 in personal services fees to the Company. Except as set forth in the above Summary Compensation Table or in the footnotes to that table, neither Mr. Roger Marcus nor Mr. Richard Marcus received any compensation directly from Congoleum in those capacities during 2008.

The following table sets forth information relating to the outstanding equity awards of the Company and Congoleum as of December 31, 2008, held by each Named Executive Officer. No Named Executive Officer exercised any Company or Congoleum stock option or other equity award during 2008 and 2007. The Named Executive Officers do not currently hold any non-option equity awards of the Company or Congoleum.

Outstanding Equity Awards at Fiscal Year-End

Number of Securities Underlying Unexercised Options/SARS at 12/31/08
Name	Company Granting Options	Exercisable (#)	Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date

Roger S. Marcus	ABI ABI Congoleum(1)	50,000 10,000 200,000	— 40,000	$ 9.650 6.500 2.050	05/23/13 03/16/18 07/11/12
Richard G. Marcus	ABI ABI Congoleum(1)	50,000 10,000 200,000	— 40,000	9.650 6.500 2.050	05/23/13 03/16/18 07/11/12
William M. Marcus	ABI ABI Congoleum(1)	40,000 8,000 5,000	— 32,000	9.650 6.500 2.050	05/23/13 03/16/18 07/11/12

(1)
These Named Executive Officers are executive officers or directors of Congoleum. Congoleum granted these executive officers, in those capacities, the options to purchase Congoleum stock set forth in the above table.

DEFINED BENEFIT PENSION AND PROFIT SHARING PLANS

PENSION PLAN

In addition to the remuneration set forth above, the Company maintains a tax-qualified defined benefit pension plan (the “Pension Plan”) for all salaried (non-hourly) employees including the Named Executive Officers. The Pension Plan provides non-contributory benefits based upon years of service and average annual earnings for the 60 consecutive calendar months in which the participating employee had the highest level of earnings during the 120 consecutive calendar months preceding retirement. Employees compensated on a salaried basis are eligible to participate in the Pension Plan after they complete one year of service.

The compensation used to determine a participant’s benefits under the Pension Plan includes such participant’s salary (including amounts deferred as salary reduction contributions to any applicable tax-qualified plans maintained under Sections 401(k) or 125 of the Internal Revenue Code of 1986, as amended). The Internal Revenue Service has limited the maximum compensation for benefit purposes to $230,000 in 2008. Salary amounts listed in the Summary Compensation Table are items of compensation covered by the period in the 120-month period ending with the month immediately prior to termination. The pension benefits payable under the Pension Plan are subject to an offset for Social Security covered compensation. Social Security covered compensation is the average of the Social Security taxable wage base for the 35-year period ending with the year in which the participant attains Social Security retirement age.

The annual amount of pension payable at the normal retirement date (the first day of the month following attaining age 65 with the completion of five years of service) is 0.5% of the employee’s final five year average pensionable earnings up to his Social Security covered compensation, plus 0.9% of any excess over his Social Security covered compensation, multiplied by years of credited service, up to a maximum of 43.75 years. Employees attaining age 55 and 15 years of service may elect early retirement and receive the benefit that would otherwise be payable at his/her normal retirement date, reduced 0.4% for each month that benefit commencement precedes such date.

401(K) PLAN DEFERRED COMPENSATION

The Company maintains the 401(k) Savings Investment Plan (the “401(k) Plan”), a qualified 401(k) plan, to provide tax-advantaged savings vehicles to all employees, including the Named Executive Officers. The Company makes matching contributions to the 401(k) Plan to encourage employees to save money for their retirement. This plan, and the Company’s contributions to it, enhances the range of benefits that the Company offers all employees and the Company’s ability to attract and retain employees. Under the terms of the 401(k) Plan, qualified employees may defer up to 75% of their eligible pay. The Company’s matching contributions to Named Executive Officers under the 401(k) Plan is determined by the level of participation and contribution of each Named Executive Officer and is included in the Summary Compensation Table.

DIRECTORS’ COMPENSATION

The following table sets forth information concerning the fees earned or paid-in cash, the aggregate grant date fair value of awarded stock options computed in accordance with FAS 123R and all other compensation paid or granted to the directors of the Company who are not Named Executive Officers for the year ended December 31, 2008. For additional information regarding compensation of the Company’s directors in 2008, see “Director Compensation and Committees” which appears earlier in this proxy statement.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(6)	Nonqualified Deferred Compensation(3) ($)	All Other Compensation(5) ($)	Total ($)

Kenneth I. Watchmaker	$35,000	$1,260(1)	—	$1,250	$37,500
James S. Marcus	30,000	1,260(1)	—	5,000	36,260
John C. Garrels III	35,000	1,260(1)	__	__	36,260
Frederick H. Joseph	21,000	1,260(1)	—	5,000	27,260
Mark N. Kaplan	23,000	1,260(1)	___	5,000	29,260
Natalie S. Marcus	23,000	1,260(1)	—	1,625	25,885
Leo R. Breitman	23,000	1,260(2)	—	4,500	28,760
Gilbert K. Gailius	23,000	1,260(4)	__	5,000	29,260

(1)
Messrs. Kenneth I. Watchmaker, James S. Marcus, John C. Garrels III, Frederick H. Joseph, Mark N. Kaplan and Mrs. Natalie S. Marcus have the right to acquire 5,500 shares of Common Stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.

(2)	Mr. Leo R. Breitman has the right to acquire 3,000 shares of Common Stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(3)
The Company accrued interest for Messrs. John C. Garrels III and Mark N. Kaplan on their deferred directors’ compensation at the prime rate at the Bank of America, Boston on a quarterly basis. In 2008, the prime rate did not exceed the applicable federal long-term rate by more than 120% in each quarter.

(4)	Mr. Gilbert K. Gailius has the right to acquire 3,500 shares of Common Stock, which are issuable upon exercise of options exercisable within 60 days of the date of this proxy statement.
(5)	All Other Compensation includes donations by the Company to qualified charitable organizations pursuant to the Directors Matching Gift Program.
(6)	These amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with FAS 123R.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2008, the Company retained the services of the law firm Skadden, Arps, Slate, Meagher & Flom LLP for a variety of legal matters. The Company has retained Skadden, Arps, Slate, Meagher & Flom LLP during 2009 and proposes to retain that firm during the remainder of 2009. Mr. Mark N. Kaplan, a director of the Company, is Of Counsel to Skadden, Arps, Slate, Meagher & Flom LLP. In addition, Mr. Mark Kaplan also serves as a director of Congoleum.

The Company and Congoleum employ certain immediate family members of the Company’s executive officers. In no case did compensation paid to any of these individuals exceed $120,000 in 2008. During 2008, the Company employed the son of Richard G. Marcus, the Company’s President and Chief Operating Officer, as a Vice President working in a sales and product development position with an annual salary of $125,000, as well as a company provided automobile and a 401(k) match.

On December 31, 2003, Congoleum filed a voluntary petition with the United States Bankruptcy Court for the District of New Jersey (Case No. 03-51524) seeking relief under Chapter 11 of the United States Bankruptcy Code as a means to resolve claims asserted against it related to the use of asbestos in its products decades ago.

Pursuant to the terms of a personal services agreement, the Company’s Chairman and Chief Executive Officer, Mr. Roger Marcus, serves as the Chairman, President and Chief Executive Officer of Congoleum and the Company’s President and Chief Operating Officer, Mr. Richard Marcus, serves as Vice Chairman of Congoleum, in consideration for certain payments from Congoleum to the Company which in 2008 was $722,000. The current personal services agreement expires on the earlier of (a) the effective date of a plan of reorganization for Congoleum, following a final order of confirmation, or (b) June 30, 2009. The Company’s Vice President-Finance and Chief Financial Officer, Mr. Howard Feist III, is also Congoleum’s Chief Financial Officer.

Pursuant to the terms of a business relations agreement between the Company and Congoleum (i) Congoleum granted the Company the right to purchase Congoleum’s vinyl and vinyl composition tile at a price equal to the lower of 120% of Congoleum’s fully absorbed manufacturing costs for such tile and the lowest price paid by any of Congoleum’s other customers and the exclusive right and license (including the right to sublicense) to distribute such tile in Canada, subject to Congoleum’s right to make direct sales in Canada, and (ii) the Company granted Congoleum the non-exclusive right to purchase floor tile and urethane from the Company at a price equal to the lower of 120% of the Company’s fully absorbed manufacturing costs for such products and the lowest price charged by the Company to any of its other customers. For the year ended December 31, 2008, the Company had purchases of $700,000 from and sales of $4.2 million to Congoleum pursuant to the business relations agreement. Also, under the business relations agreement, Congoleum may distribute tile in Canada in exchange for a royalty payable to the Company by Congoleum of 50% of Congoleum’s gross profit on such sales. For 2008, Congoleum paid $1.3 million in royalties to the Company pursuant that right to distribute tile in Canada. The business relations agreement expires on the earlier of (a) the effective date of a plan of reorganization for Congoleum, following a final order of confirmation, or (b) June 30, 2009.

Pursuant to terms of a licensing agreement between the Company’s subsidiary, American Biltrite (Canada) Ltd. (“ABI (Canada)”), and Congoleum, Congoleum granted a license to ABI (Canada) for use of Congoleum’s technology to manufacture non-PVC flooring products. The licensing fee ranges from 3% to 5% of sales. Based on development costs incurred by ABI (Canada), royalties will not become due and payable until royalties owed Congoleum exceed $100,000. ABI (Canada) paid to Congoleum under this arrangement $11,000 in 2008.

The Company, Congoleum and certain other parties are parties to a joint venture agreement pursuant to which the Company contributed the assets and certain liabilities of its United States flooring business to Congoleum in 1993 in return for cash and an equity interest in Congoleum. Pursuant to the joint venture agreement, the Company is obligated to indemnify Congoleum for liabilities incurred by Congoleum which were not assumed by Congoleum pursuant to the joint venture agreement, and Congoleum is obligated to indemnify the Company for, among other things, all liabilities relating to the Company’s former United States tile flooring operations. Unpaid amounts owed by Congoleum to the Company pursuant to Congoleum’s indemnification obligations under the joint venture agreement as of December 31, 2008 totaled approximately $3 million, which remain unpaid due to Congoleum’s current Chapter 11 case and are expected to be eliminated without payment as part of any confirmed plan of reorganization for Congoleum.

The most recent proposed joint plan of reorganization for Congoleum includes certain terms that would govern an intercompany settlement and ongoing intercompany arrangements among the Company and its subsidiaries and reorganized Congoleum which would be effective when the joint plan takes effect and would have a term of two years. Those intercompany arrangements include the provision of management services by the Company to reorganized Congoleum and other business relationships substantially consistent with their traditional relationships. The joint plan provides that the final terms of the intercompany arrangements among the Company and its subsidiaries and reorganized Congoleum would be memorialized in a new agreement to be entered into by reorganized Congoleum and American Biltrite in form and substance mutually agreeable to the Official Committee of Bondholders for Congoleum (the “Bondholders’ Committee”), the Official Asbestos Claimants’ Committee and the Company.

On February 26, 2009, the United States Bankruptcy Court for the District of New Jersey (the “Bankruptcy Court”) rendered an opinion (the “Opinion”) regarding the motion of First State Insurance Company and Twin City Fire Insurance Company for summary judgment denying confirmation of the amended joint plan of reorganization (the “Amended Plan”) under Chapter 11 of the Bankruptcy Code of Congoleum, the Official Asbestos Claimants’ Committee and the Bondholders’ Committee, et al. Pursuant to the Opinion, the Bankruptcy Court entered an order dismissing Congoleum’s bankruptcy case (the “Order of Dismissal”). On February 27, 2009, Congoleum and the Bondholders’ Committee appealed the Order of Dismissal to the U.S. District Court for the District of New Jersey. On March 3, 2009, an order was entered by the Bankruptcy Court granting a stay of the Bankruptcy Court’s Order of Dismissal pending appeal of the Order of Dismissal. If the appeal were denied, it is uncertain what would become of American Biltrite’s and its nondebtor subsidiaries’ claims against and relationships with Congoleum, although American Biltrite expects that those claims and relationships could be adversely affected and could even be rendered worthless.

There can be no assurance that Congoleum’s chapter 11 case will not be dismissed or converted or that a plan of reorganization for Congoleum will be confirmed in a timely manner or at all. In addition, there can be no assurance that the Company, Congoleum and other applicable Congoleum constituencies will be able to reach agreement on the terms of any management services proposed to be provided by the Company to reorganized Congoleum or any other proposed business relationships among the Company and its affiliates and reorganized Congoleum. Any plan of reorganization for Congoleum that may be confirmed may have terms that differ significantly from the terms contemplated by the version of the plan referred to in this report, including with respect to any management services that may be provided by American Biltrite to reorganized Congoleum and the Company’s claims and interests and other business relationships with reorganized Congoleum.

For further information regarding Congoleum’s chapter 11 case and American Biltrite’s intercompany claims and arrangements with Congoleum, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which is on file with the Securities and Exchange Commission and may be obtained at the Securities and Exchange Commission’s website at www.sec.gov.

The Company has policies and procedures for the review, approval and ratification of related person transactions that are required to be reported under Regulation S-K, Item 404(a) under the Exchange Act. As part of these policies and procedures and pursuant to the charter for the Company’s Audit Committee, the Audit Committee is responsible for reviewing and providing oversight of related person transactions. In addition, the Company’s written corporate policies provide policies and procedures regarding conflicts of interests that the officers or employees may have with regard to the Company. Other aspects of the Company’s policies and procedures for the review, approval and ratification of related person transactions are not contained in a formal writing but have been communicated to, and are periodically reviewed with, the Company’s directors and executive officers.

Generally, prior to a director or executive officer entering into a related person transaction with the Company, the facts and circumstances pertaining to the transaction, including any direct or indirect material interest the director or executive officer or his or her immediate family members may have in the transaction, must be disclosed to the Audit Committee members and the Board. When a proposed related person transaction is submitted to the Board, the Board will decide whether to authorize the Company to enter into the proposed transaction. If a director has a personal interest in the proposed transaction, he or she may not participate in any review, approval or ratification of the proposed transaction. In their review of the proposed related person transaction, the Audit Committee and Board consider relevant facts and circumstances, including (if applicable): the benefits to the Company; the impact on a director’s independence in the event the person in question is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties. Related person transactions are approved only if, based on the facts and circumstances, they are in, or not inconsistent with, the best interests of the Company and its shareholders, as the Board determines in good faith.

The Company monitors and periodically inquires of its directors and executive officers as to whether they may have any direct or indirect material interest in a related person transaction with the Company, and the Company’s written corporate policies require its employees and officers to report to the Company’s management conflicts of interest they may have with regard to the Company.

All applicable related person transactions described above were reviewed and approved or ratified in accordance with our policies and procedures described above.

Natalie S. Marcus, Richard G. Marcus, Roger S. Marcus, William M. Marcus and his wife, Cynthia S. Marcus, together beneficially own approximately 55.8% of the outstanding Common Stock as of March 13, 2009. These individuals have identified themselves as persons who have in the past taken, and may in the future take, actions which direct or cause the direction of the management of the Company, and their voting of shares of Common Stock in a manner consistent with each other. Accordingly, these individuals may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 thereunder.

CHANGE OF CONTROL ARRANGEMENTS

Under the terms of the Company’s 1993 Stock Award and Incentive Plan, as amended and restated as of March 4, 1997 and further amended on May 6, 2008 (the “1993 Plan”), all outstanding awards granted under that plan that were not previously exercisable and vested will become fully vested and exercisable if: (i) any person (other than an exempt person (as defined in the succeeding sentence)) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of that two-year period constitute the entire Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction of the type referred to in clauses (i), (iii) or (iv) of this paragraph) whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of that two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board; (iii) the Company’s stockholders approve a merger or consolidation of the Company with any other corporation, other than (a) a merger or consolidation which would result in the Company’s voting securities outstanding immediately prior to the consummation of that transaction representing 50% or more of the combined voting power of the surviving or parent entity outstanding immediately after the merger or consummation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than an exempt person) acquires 50% or more of the combined voting power of the Company’s then outstanding voting securities; or (iv) the Company’s stockholders approve a plan of complete liquidation of the Company or an agreement for the sale of all, or substantially all of, the Company’s assets (or any transaction having a similar effect). For purposes of the 1993 Plan, an “exempt person” means (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (c) any corporation owned, directly or indirectly, by the Company’s stockholders in substantially the same proportions as their ownership of the Company, or (d) any person or group of persons who, immediately prior to the adoption of the 1993 Plan owned more than 50% of the combined voting power of the Company’s then outstanding voting securities. Currently, no Named Executive Officer holds any unvested options granted under the 1993 Plan.

RELATIONSHIP WITH REGISTERED INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected Ernst & Young LLP as the Company’s registered independent public accountants to audit the financial statements of the Company for 2009. Information relating to the fees billed to the Company and Congoleum by Ernst & Young LLP for 2007 and 2008 are as follows:

Audit Fees

The aggregate fees and expenses billed by Ernst & Young LLP for professional services rendered for the audit of the financial statements of the Company and Congoleum for 2007 and 2008 and the reviews of the Company’s and Congoleum’s quarterly financial statements included in the Company’s and Congoleum’s respective Quarterly Reports on Form 10-Q for 2007 and 2008 were $1,196,000 and $1,205,200, respectively ($425,000 in 2007 and $435,000 in 2008 of such fees were for services provided to Congoleum).

Audit Related Fees

The aggregate fees and expenses billed in 2007 and 2008 by Ernst & Young LLP for professional services rendered to the Company and Congoleum for audit related services which were related to services with respect to the Company’s and Congoleum’s internal controls in preparation for compliance with Section 404 of the Sarbanes Oxley Act of 2002 and for Ernst & Young On-line for 2007 and 2008 were $162,300 and $66,500, respectively ($54,000 in 2007 and $0 in 2008 of such fees were for services provided to Congoleum).

Tax Fees

The aggregate fees billed in 2007 and 2008 by Ernst & Young LLP for tax services provided to the Company and Congoleum related to tax compliance assistance for the Company’s foreign branches, tax advice, tax planning and tax examination assistance were $53,000 and $38,500 respectively ($5,700 in 2007 and $0 in 2008 of such fees were for services provided to Congoleum).

All Other Fees

The aggregate fees billed in 2007 and 2008 by Ernst & Young LLP for all other services rendered to the Company other than those mentioned above were $56,000 and $0, respectively ($56,000 in 2007 and $0 in 2008 of such fees were for services provided to Congoleum). The fees in 2007 related to services provided in connection with providing assistance with a subsidiary’s renewal of its exporter status and with Congoleum in its response to a Securities and Exchange Commission comment letter.

Fees for services provided by Ernst & Young LLP to Congoleum are approved by Congoleum’s audit committee. The Company’s Audit Committee does not pre-approve Ernst & Young LLP’s fees for services it provides to Congoleum but considers the amounts of such fees paid when making judgments regarding Ernst & Young LLP’s independence. All audit related services, tax services and other services provided by Ernst & Young LLP, other than those provided to Congoleum, were pre-approved by the Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policies and procedures are to review proposed Ernst & Young LLP audit, audit-related, tax and other services and pre-approve such services specifically described by the Audit Committee on an annual basis. In addition, individual engagements anticipated to exceed pre-established thresholds must be separately approved by the Audit Committee. Pursuant to those policies and procedures, the Audit Committee may delegate to one or more members of the Audit Committee pre-approval authority with respect to permitted services. The Audit Committee did not approve any services described above pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X of the regulations promulgated by the Securities and Exchange Commission.

Representatives of Ernst & Young LLP are expected to be present at the Meeting, will be given an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

SHAREHOLDER COMMUNICATION POLICY

The Company has established procedures for shareholders to communicate directly with the Board of Directors on a confidential basis. Shareholders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Corporation at 57 River Street, Wellesley Hills, Massachusetts 02481 Attention: Henry W. Winkleman. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the Board of Directors or individual Directors addressed, as applicable. To the extent that a shareholder wishes the communication to be confidential, such shareholder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

SUPPLEMENTAL INFORMATION

On December 31, 2003, Congoleum filed a petition for reorganization under Chapter 11 of the United States Bankruptcy Code. Roger S. Marcus, Richard G. Marcus and Howard N. Feist III were executive officers of Congoleum at the time of such filing and continue to serve in those capacities. Also, Roger S. Marcus, Richard G. Marcus, William M. Marcus and Mark N. Kaplan were directors of Congoleum Corporation at the time of such filing and continue to serve in those capacities.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at the Company’s 2010 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received by the Company at the Company’s principal executive offices by December 3, 2009. In order for stockholder proposals made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act, such proposals must be received by the Company at the Company’s principal executive offices by February 16 2010.

OTHER MATTERS

Management of the Company has no knowledge of any other matters which may come before the Meeting and does not itself intend to present any such other matters. However, if any such other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

By Order of the Board of Directors
AMERICAN BILTRITE INC.

Henry W. Winkleman
Secretary

Wellesley Hills, Massachusetts
April 2, 2009

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY
AMERICAN BILTRITE INC.

ANNUAL MEETING OF STOCKHOLDERS MAY 12, 2009

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Roger S. Marcus, Richard G. Marcus and William M. Marcus and each of them, as attorneys and proxies, with full power of substitution, to represent and to vote, as designated below, at the Annual Meeting of Stockholders of American Biltrite Inc. (the "Company") to be held at the offices of Skadden, Arps, Slate, Meagher & Flom, LLP, 4 Times Square New York, New York on Tuesday, May 12, 2009, at 8:30 A.M., local time, and at any adjournment thereof, all shares of Common Stock of the Company which the undersigned could vote if present in such manner as such proxies may determine on any matters which may properly come before the meeting and to vote on the following as specified hereon.

	For	With-hold	For All Except
1. ELECTION OF CLASS I DIRECTORS (except as marked to the contrary below):	☐	☐	☐

Nominees: **Leo R. Breitman** **Richard G. Marcus** **Frederick H. Joseph**

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

____

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE WITH RESPECT TO A PROPOSAL, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

Detach above card, sign, date and mail in postage paid envelope provided.

AMERICAN BILTRITE INC.

Note: Signature(s) should agree with name(s) as printed hereon. All joint owners and fiduciaries should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian for a minor, please give full title as such. If a corporation, please sign full corporate name and indicate the signer's office of authority. If a partner, sign in partnership name by authorized person.

PLEASE FILL IN DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

____

____

____

4614